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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 1994



FULL NAME OF SUBSIDIARY                             PLACE OF INCORPORATION
-----------------------                             ----------------------


FFOG, INC.                                          DELAWARE, USA

FUND AMERICAN CASUALTY REINSURANCE, LTD.            ISLANDS OF BERMUDA

FUND AMERICAN ENTERPRISES, INC.                     DELAWARE, USA

FUND AMERICAN INVESTMENT
  SUBSIDIARY I, INC.                                DELAWARE, USA

SOURCE ONE MORTGAGE SERVICES
  CORPORATION and subsidiaries                      DELAWARE, USA

WHITE MOUNTAINS INSURANCE
  HOLDINGS, INC.                                    DELAWARE, USA